EXHIBIT 99.1
[Superior Letterhead]
Superior Offshore International Announces Filing of Chapter 11 Bankruptcy
HOUSTON, April 25, 2008, /PRNewswire-FirstCall via COMTEX News Network/ — Superior Offshore International, Inc. (Nasdaq: DEEP) (the “Company”) today announced that it filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court for the Southern District of Texas (the “Court”) (Case No. 08-32590-H2-11). The Company will continue to operate its business as “debtor in possession” under the jurisdiction of the Court in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.
Contact:
Superior Offshore International, Inc.
713-910-1875